Exhibit 1.2

GOUVERNEUR BANCORP, INC.

(a Maryland corporation)

Up to 977,500 Shares

COMMON STOCK

(Par Value $0.01 Per Share)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

August ___, 2023

Keefe, Bruyette & Woods, Inc.

70 West Madison Street

Suite 2401

Chicago, Illinois 60602

Ladies and Gentlemen:

Gouverneur Bancorp, Inc., a Maryland corporation (“GBI”), Gouverneur Bancorp, Inc., a federally-chartered stock corporation (the “Company”), Cambray Mutual Holding Company, a federally-chartered mutual holding company (the “MHC”), and Gouverneur Savings and Loan Association, a New York-chartered stock savings and loan association (the “Bank”) (collectively, GBI, the Company, the MHC and the Bank are the “GS Parties”), hereby confirm, jointly and severally, their agreement with Keefe, Bruyette & Woods, Inc. (“KBW” or the “Agent”), as follows:

Section 1. The Offering. In accordance with that certain Plan of Conversion and Reorganization, adopted on May 22, 2023 (the “Plan”), GBI is offering shares of its common stock, $0.01 par value per share (the “Common Stock” or the “Shares”), for sale at $10.00 per share (the “Purchase Price”) in connection with the conversion of the MHC from the mutual holding company to the stock holding company form of organization (the “Conversion”). All capitalized terms used in this Agency Agreement (this “Agreement”) and not defined in this Agreement shall have the meanings set forth in the Plan. The Conversion is being conducted in accordance with the laws of the United States and the applicable regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (such laws and regulations are referred to herein as the “Conversion Regulations”) and the laws of the State of New York and the applicable regulations of the New York State Department of Financial Services (the “Department”) governing companies seeking to acquire or exercise control over a banking institution chartered under the laws of the State of New York.

In connection with the Conversion, GBI will offer for sale shares of Common Stock in a subscription offering (the “Subscription Offering”) to: (i) first, depositors of the Bank (as well as each depositor of the former Citizens Bank of Cape Vincent) with $50.00 or more on deposit as of the close of business on September 30, 2021 (“Eligible Account Holders”); (ii) second, tax-qualified employee plans of the Bank, including the Bank’s employee stock ownership plan (the “ESOP”); (iii) third, depositors of the Bank with $50.00 or more on deposit as of the close of business on June 30, 2023 (“Supplemental Eligible Account Holders”); and (iv) fourth, each depositor of the Bank at the close of business on June 30, 2023, and each borrower of the Bank as of March 23, 1999, whose borrowings remained outstanding as of the close of business on July 31, 2023 (“Other Members”). Shares not purchased in the Subscription Offering may be offered for sale to the general public in a community offering (the “Community Offering”), with a preference given to: (i) first, natural persons (including trusts of natural persons) residing in the New York counties of Jefferson, Lewis and St. Lawrence; (ii) second, the Company’s public stockholders as of the close of business on July 31, 2023; and (iii) third, other members of the general public. Depending on market conditions, Shares available for sale but not subscribed for in the Subscription Offering or the Community Offering may be offered for sale to certain members of the general public, on a best efforts basis through a selected dealers agreement, in a syndicated community offering (the “Syndicated Community Offering”).

Pursuant to the Plan, GBI is offering for sale a minimum of 722,500 Shares and a maximum of 977,500 Shares in the Subscription Offering, and, if necessary, in the Community Offering and/or the Syndicated Community Offering (collectively, the “Offering”). In addition to the Shares being offered for sale pursuant to the Plan, the shares of common stock of the Company currently owned by the Company’s public stockholders (i.e., stockholders other than the MHC) will be exchanged for shares of common stock of GBI based on an exchange ratio that will result in existing public stockholders of the Company owning approximately the same percentage of common stock of GBI as they own in the common stock of the Company immediately before the completion of the Conversion. Based on the exchange ratio, GBI expects to issue between 384,677 Shares and 520,445 shares of Common Stock in the exchange (the “Exchange Shares”), depending on the number of Shares sold in the Offering.

Upon completion of the Conversion, GBI will be organized as a fully public stock holding company and the Bank will be a wholly-owned subsidiary of GBI. GBI will sell the Shares in the Offering at the Purchase Price. If the number of Shares offered for sale is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, as applicable.

GBI has filed with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”) a Registration Statement on Form S-1 (File No. 333-272548) to register the Shares and the Exchange Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto as have been required as of the date hereof (the “Registration Statement”). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by GBI pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

In connection with the Conversion, the MHC has filed with the Federal Reserve an Application for Conversion of a Mutual Holding Company to Stock Form on Form FR MM-AC (together with any other required ancillary applications and/or notices and amendments thereto, the “Conversion Application”) in accordance with the Home Owners’ Loan Act, as amended (the “HOLA”), and the regulations of the Federal Reserve promulgated thereunder. GBI has filed with the Federal Reserve an Application to Become a Savings and Loan Holding Company or to Acquire a Savings Association or a Savings and Loan Holding Company on Form FR LL-10(e) (together with any other required ancillary applications and/or notices and amendments thereto, the “Holding Company Application”) to become a savings and loan holding company in accordance with the HOLA and the regulations of the Federal Reserve promulgated thereunder. GBI has also filed with the Department a separate Application to Acquire Control of a Banking Institution (together with any other required ancillary applications and/or notices and amendments thereto, the “NY Applications”) to acquire control of each of the Bank and GS&L Municipal Bank (the “Municipal Bank”) under Section 143-b of the New York Banking Law (the “Banking Law”) and the regulations of the Department promulgated thereunder.

Section 2. Retention of Agent. Subject to the terms and conditions herein set forth, the GS Parties hereby appoint the Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the GS Parties with respect to GBI’s sale of the Shares in the Offering.

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the GS Parties as to the matters set forth in (i) the letter agreement, dated August 18, 2022, between the Company, the MHC, the Bank, and the Agent (the “Financial Advisory Engagement Letter”) and (ii) the matters set forth in the letter agreement, dated August 18, 2022, regarding Services of Conversion Agent and Data Processing Records Management Agent, between the Company, the MHC, the Bank and the Agent (the “Conversion Agent Engagement Letter”). It is acknowledged by the GS Parties that the Agent shall not be required to purchase any Shares or be obligated to take any action that is inconsistent with any applicable law, regulation, decision or order.

Except as described in Section 14 of this Agreement, the obligations of the Agent pursuant to this Agreement shall terminate upon the completion, termination or abandonment of the Plan by the GS Parties or upon termination of the Offering, but in no event later than 45 days after the completion of the Community Offering (the “End Date”). All fees or expenses due to the Agent hereunder but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the GS Parties and the Agent may agree to renew this Agreement under mutually acceptable terms and subject to the approval of any governmental agency having jurisdiction over such matters.

If GBI is unable to sell a minimum of 722,500 Shares by the End Date, this Agreement shall terminate and GBI shall refund to any persons who have subscribed for any of the Shares the full amount that it may have received from them plus accrued interest or cancel their deposit withdrawal authorizations, as set forth in the Prospectus, and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in Sections 4(a), 10, 12, 13 and 14 hereof.

Section 3. Sale and Delivery of Shares. If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, GBI agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates or statements of ownership for such Shares on the Closing Date (as hereinafter defined) against payment to GBI by any means authorized by the Plan; provided, however, that no funds shall be released to GBI until the conditions specified in Section 11 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place mutually acceptable to the GS Parties and the Agent. Certificates for Shares, or alternatively statements of book-entry ownership for Shares, shall be delivered directly to the purchasers in accordance with their directions. The date upon which GBI shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

Section 4. Compensation. (a) The Agent shall receive the following compensation for its services hereunder:

(i)	A non-refundable cash fee of $25,000 (the “Management Fee”), payable as follows: (i) $12,500 payable upon the execution of the Financial Advisory Engagement Letter, which has been paid in full, and (ii) $12,500 payable upon the initial filing of the Registration Statement, which has been paid in full. The Management Fee was earned in full when due and paid.

(ii)	A success fee of $300,000 for the Shares sold in the Subscription Offering and the Community Offering, which is payable upon the completion of the Offering (the “Success Fee”). The Management Fee shall be applied to the Success Fee upon completion of the Offering.

(iii)	If any of the Shares remain available for sale after the completion of the Subscription Offering and any Community Offering, at the request of the Company, KBW will seek to form a syndicate of registered broker-dealers (“Selected Dealers”) to assist in the sale of such Shares on a best efforts basis in the Syndicated Community Offering, subject to the terms and conditions set forth in a selected dealers agreement to be entered into by and between the GS Parties and KBW. KBW will endeavor to distribute the Shares among the Selected Dealers in a fashion which best meets the distribution objectives of the GS Parties and the Conversion. In the event of a Syndicated Community Offering, KBW will be paid a transaction fee not to exceed 6.0% of the aggregate purchase price of the Shares sold in the Syndicated Community Offering. The Success Fee payable under Section 4(a)(ii) shall be credited against the amount of any transaction fee payable under this Section 4(a)(iii). From this fee, KBW will pass on to the Selected Dealers, if any, who assist in the Syndicated Community Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected with the assistance of Selected Dealers other than KBW shall be transmitted by KBW to such Selected Dealers.

(iv)	In connection with the Subscription Offering, if, as a result of any re-solicitation of subscribers undertaken by the GS Parties, KBW reasonably determines that it is required or requested to provide significant services, KBW will be entitled to additional compensation for such services, which additional compensation will not exceed $30,000.

(v)	A non-refundable cash fee of $30,000 (the “Services Fee”) in connection with KBW’s provision of services as conversion agent and data processing records management agent, pursuant to the Conversion Agent Engagement Letter. The Services Fee shall be payable as follows: (A) $10,000 payable upon the signing of the Conversion Agent Engagement Letter, which has been paid in full, and (B) $20,000 payable immediately upon the completion of the Offering. The Services Fee may be increased by up to $10,000 if there are material changes in the Conversion Regulations or the Plan, or there are delays in the Offering requiring duplicate or replacement processing.

(b)	To the extent required under applicable rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), the payment of compensation by the GS Parties to KBW pursuant to this Section 4 is subject to FINRA’s prior review and non-objection thereof.

(c)	The GS Parties will reimburse KBW for its reasonable out-of-pocket expenses, not to exceed $30,000 (subject to the provisions of this paragraph), related to the Offering, including, but not limited to, costs of temporary staff, travel, meals and lodging, clerical assistance, photocopying, telephone, facsimile, and couriers. KBW will also be reimbursed for fees and expenses of its counsel not to exceed $100,000 (subject to the provisions of this paragraph). These expense caps assume no unusual circumstances or delays, and no re-solicitation in connection with the Offering. The GS Parties acknowledge and agree that, in the event unusual circumstances arise or a delay or re-solicitation occurs (including, but not limited to, a delay in the Offerings which would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering documents), such expense caps may be increased by additional amounts, not to exceed an additional $10,000 in the case of additional out-of-pocket expenses of KBW and an additional $20,000 in the case of additional fees and expenses of KBW’s legal counsel. In no event shall out-of-pocket expenses, including fees and expenses of counsel, exceed $160,000. Prior to the closing of the Offering, KBW will provide the GS Parties with documentation of such reimbursable expenses of KBW to be paid at the Closing (as hereinafter defined). The provisions of this paragraph shall not apply to or in any way impair or limit the indemnification or contribution provisions contained herein.

(d)	The GS Parties will also reimburse KBW for its reasonable out-of-pocket expenses incurred in connection with the services provided pursuant to the Conversion Agent Engagement Letter, regardless of whether the Offering is consummated, provided that such out-of-pocket expenses shall not exceed $10,000. Prior to the Closing Date, KBW will provide the GS Parties with documentation of such reimbursable expenses of KBW to be paid at the Closing (as hereinafter defined). The provisions of this paragraph shall not apply to or in any way impair the indemnification, contribution or liability limitation provisions set forth in this Agreement.

(e)	Except for the Management Fee and a portion of the Services Fee as set forth in Section 4(a)(v) above, both of which has been paid in full before the date of this Agreement, full payment of Agent’s other fees and its expenses, as described above, shall be made in next day funds on the earlier of the Closing Date or the date of a determination by the GS Parties to terminate or abandon the Plan.

Section 5. Closing. The closing for the sale of the Shares shall take place on the Closing Date by electronically or at such location as mutually agreed upon by the Agent and the GS Parties (the “Closing”). At the Closing, the GS Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 4 and 10 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms set forth in the Prospectus.

Section 6. Representations and Warranties of the GS Parties.

The GS Parties jointly and severally represent and warrant to the Agent that:

(a)	Each of the GS Parties has all such power, authority, authorizations, approvals and orders as may be required for it to enter into this Agreement, and, as of the Closing Date, each of the GS Parties will have all such power, authority, authorizations, approvals and orders as may be required for it to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by GBI as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been, or will be as of the Closing Date, duly and validly authorized by all necessary corporate action on the part of each of the GS Parties. This Agreement has been validly executed and delivered by each of the GS Parties, and is a valid, legal and binding obligation of each of the GS Parties, in each case enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, or the rights of creditors of insured financial institutions and their holding companies, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections 12 or 13 hereof may be unenforceable as against public policy.

(b)	The Registration Statement was declared effective by the Commission on August ___, 2023. No stop order has been issued with respect to the Registration Statement. No proceedings related to the Registration Statement have been initiated or, to the knowledge of the GS Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations, and the Registration Statement and the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date, the Registration Statement, including the Prospectus (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application or Sales Information (as such terms are defined in Section 12 hereof) authorized by any of the GS Parties for use in connection with the Offering, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the GS Parties by the Agent expressly regarding the Agent or its counsel for use in the Prospectus under the captions “The Conversion and Stock Offering – Plan of Distribution; Selling Agent and Underwriter Compensation” and “The Conversion and Stock Offering – Records Management” or in any Sales Information.

(c)	Any statistical and market related data contained in any Permitted Free Writing Prospectus (as hereinafter defined), the Prospectus and the Registration Statement are based on or derived from sources which the GS Parties reasonably believe were reliable and accurate at the time they were filed with the SEC. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis by the GS Parties or has been disclosed other than in good faith by the GS Parties.

(d)	No GS Party has directly or indirectly distributed or otherwise used, and will not, without the prior consent of the Agent (which consent shall not be unreasonably withheld, conditioned or delayed), directly or indirectly distribute or otherwise use, any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on any GS Party’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the Offering and the sale of the Shares.

(e)	At the time of filing the Registration Statement and at the date hereof, GBI was not, and is not, an ineligible issuer, as defined in Rule 405. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h), GBI met the conditions required by Rules 164 and 433 for the use of a free writing prospectus. If required to be filed, GBI has filed any issuer free writing prospectus related to the offered Shares at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in GBI’s records pursuant to Rule 433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares GBI will file or retain such free writing prospectus as required by Rule 433.

(f)	The Conversion Application, including the Plan, the Prospectus, the proxy statement for the solicitation of proxies from the Voting Members (as defined in the Plan) for the special meeting to approve the Plan (the “Members’ Proxy Statement”) and the proxy statement/prospectus constituting the proxy statement of the Company for the solicitation of proxies from stockholders of the Company for the special meeting at which such stockholders will vote on a proposal to approve the Plan and the prospectus of GBI with respect to the issuance of the Exchange Shares (the “Proxy Statement/Prospectus”), was approved by the Federal Reserve on August ___, 2023, and no approval or authorization of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Members’ Proxy Statement and the Proxy Statement/Prospectus. At the time of its use, the Members’ Proxy Statement, the Proxy Statement/Prospectus and any other proxy solicitation or informational materials will comply as to form in all material respects with the applicable provisions of the Conversion Regulations except to the extent waived or otherwise approved by the Federal Reserve or any other applicable regulator. No order has been issued by the Federal Reserve and any other applicable regulators preventing or suspending the use of the Prospectus, the Members’ Proxy Statement or the Proxy Statement/Prospectus and no action by or before the Federal Reserve or any other applicable regulator to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the knowledge of the GS Parties, threatened. At the time of the approval of the Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Proxy Statement/Prospectus (including any amendments or supplements thereto), and any other proxy solicitation or informational materials, complied as to form in all material respects with the applicable provisions of the Conversion Regulations except to the extent waived or otherwise approved by the Federal Reserve or by any other applicable regulator and, at all times subsequent thereto until the Closing Date, the Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Proxy Statement/Prospectus (including any amendments or supplements thereto), will comply as to form in all material respects with the Conversion Regulations, except to the extent waived or otherwise approved by the Federal Reserve or any other applicable regulator. The Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Proxy Statement/Prospectus (including any amendments or supplements thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(f) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to GBI by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Conversion Application under the captions “The Conversion and Stock Offering – Plan of Distribution; Selling Agent and Underwriter Compensation” and “The Conversion and Stock Offering – Records Management.”

(g)	The Holding Company Application complies as to form in all material respects with the requirements of the Federal Reserve and was approved by the Federal Reserve on August ___, 2023. Each of the NY Applications complies as to form in all material respects with the requirements of the Department and was approved by the Department on August ___, 2023.

(h)	No order has been issued by the Federal Reserve, the Department, the Commission or any state securities administrator preventing or suspending the use of the Prospectus or any supplemental sales literature authorized by the GS Parties for use in connection with the Offering, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the knowledge of the GS Parties, threatened.

(i)	Pursuant to the Conversion Regulations, the Plan has been approved by the Board of Directors of each of the GS Parties, and is subject to approval by the members of the MHC and the stockholders of the Company; at the Closing Date, the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the GS Parties by the Federal Reserve, the Department, the Commission or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion, and in the manner described in the Prospectus. To the knowledge of the GS Parties, no person has sought to obtain review of the final action of the Federal Reserve in approving the Conversion Application or the Holding Company Application pursuant to the HOLA and the applicable regulations of the Federal Reserve. To the knowledge of the GS Parties, no person has sought to obtain review of the final action of the Department in approving the NY Applications pursuant to the Banking Law and the applicable regulations of the Department.

(j)	RP Financial, L.C. (“RP Financial”), which prepared an independent valuation of the pro forma market value of GBI as of May 8, 2023 (as amended or supplemented, if so amended or supplemented) (the “Appraisal”), has advised the GS Parties in writing that it is independent with respect to each of the GS Parties within the meaning of the Conversion Regulations, and the GS Parties believe RP Financial to be expert in preparing appraisals of savings institutions and the GS Parties believe that the Appraisal was prepared in accordance with the requirements of the Conversion Regulations.

(k)	Bonadio & Co., LLP (“Bonadio”), which certified the Company’s audited consolidated financial statements filed as part of the Registration Statement and the Conversion Application, has advised the Company that it is an independent certified public accountant within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, and Bonadio is, with respect to the Company and each subsidiary thereof, an independent registered public accountant as required by the 1933 Act and the 1933 Act Regulations.

(l)	The Company’s consolidated financial statements, schedules and notes related thereto that are included in the Prospectus fairly present in all material respects the financial condition, results of operations, equity and cash flows of the Company and its subsidiaries at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the SEC and generally accepted accounting principles (“GAAP”) (including those requiring the recording of certain assets at their current market value). Such financial statements, schedules and notes related thereto have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as noted in the Notes to the financial statements), present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed with the Federal Reserve, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited consolidated financial statements of the Company included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(m)	Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, results of operations, capital, assets, properties, business affairs or prospects of the GS Parties, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (ii) there has not been any material increase in the long-term debt of the GS Parties or in the principal amount of the Bank’s assets that are classified by the Bank as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Bank, nor have the GS Parties issued any securities (other than in connection with the incorporation of the Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the GS Parties that have not been disclosed in the Prospectus; (iv) there has not been any material adverse change in the aggregate dollar amount of the Bank’s deposit liabilities or the Company’s consolidated stockholders’ equity; (v) there has been no material adverse change in the GS Parties’ relationship with their insurance carriers, including, without limitation, cancellation or other termination of the GS Parties fidelity bond or any other type of insurance coverage; (vi) there has been no material change in executive management of any of the GS Parties; (vii) none of the GS Parties has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the GS Parties is in default in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the GS Parties conform in all material respects to the descriptions thereof contained in the Prospectus; (x) none of the GS Parties has any material contingent or other liabilities, except as set forth in the Prospectus; and (xi) there has been no dividend or distribution of any kind declared, paid or made by the GS Parties.

(n)	GBI is a stock corporation duly organized and validly existing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business, as described in the Prospectus, and, at the Closing Date, will be qualified to transact business and will be in good standing in New York and in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a Material Adverse Effect. On the Closing Date, the GS Parties will have obtained all licenses, permits and other governmental authorizations then required for the conduct of their business, except those that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the GS Parties will be in compliance therewith in all material respects, and the GS Parties will be in compliance in all material respects with all laws, rules, regulations and orders applicable to the operation of their respective business. Except as disclosed in the Company’s consolidated financial statements included in the Prospectus and the Proxy Statement/Prospectus, neither GBI nor the Company owns equity securities or any equity interest in any other business enterprise except the Bank.

(o)	The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounts or assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p)	Upon the completion of the Conversion, the books, records and accounts and systems of internal accounting control of the GBI and its subsidiaries will comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Upon the completion of the Conversion, GBI and its subsidiaries will maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the 1934 Act) that are effective in ensuring that the information they will be required to disclose in the reports filed or submitted by GBI under the 1934 Act is accumulated and communicated to GBI’s management (including the chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms under the 1934 Act. To the knowledge of the GS Parties, Bonadio and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s and its subsidiaries’ ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company and its subsidiaries’ internal accounting controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s and its subsidiaries’ internal control over financial reporting.

(q)	Each of the GS Parties carries, or is covered by, insurance in such amounts and covering such risks as are prudent and customary in the business in which they are engaged, and all policies of insurance insuring the GS Parties are in full force and effect. Each GS Party is in compliance with the terms of such insurance policies and instruments in all material respects and there are no claims by any of them under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. No GS Party has been refused any insurance coverage sought or applied for, nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(r)	The Bank is duly organized and is a validly existing New York-chartered savings and loan association in the stock form of organization and upon the Conversion will become a wholly owned subsidiary of GBI, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus. The Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect, all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, the Bank does not own equity securities or any equity interest in any other active business enterprise except the Municipal Bank and the Federal Home Loan Bank of New York (the “FHLB-NY”), or as would not be material to the operations of the Bank. The Bank is a “qualified thrift lender” within the meaning of the HOLA. The Municipal Bank is duly organized and is a validly existing New York-chartered limited purpose commercial bank. Upon completion of the Conversion, (i) all of the authorized and outstanding capital stock of the Bank will be duly authorized, validly issued, fully paid and non-assessable, and owned by GBI free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind and (ii) GBI will have no direct subsidiaries other than the Bank. At the Closing Date, the Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, the Conversion Regulations or letters or orders of approval, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Federal Reserve or any other governmental agency, if any, will have been complied with by the GS Parties in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

(s)	Except as described in the Prospectus, there are no encumbrances, restrictions or requirements, or material legal restrictions or requirements required to be described therein, on the ability of any GS Party (i) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (ii) to make any loans or advances to, or investments in, another party or (iii) to transfer any of its property or assets to another party.

(t)	The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect. Neither the Bank, nor any of its directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(u)	The authorized capital stock of the Bank consists of 2,700,000 shares of common stock, of $0.01 par value per share (the “Bank Common Stock”), and 300,000 shares of serial preferred stock, of $0.01 par value per share (the “Bank Preferred Stock”), of which 100 shares of Bank Common Stock and no shares of Bank Preferred Stock are issued and outstanding; no additional shares of Bank Common Stock will be issued upon completion of the Conversion.

(v)	The Bank is a member of the FHLB-NY. The deposit accounts of each of the Bank and the Municipal Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to the maximum limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the GS Parties, threatened.

(w)	Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of GBI will be within the range set forth in the Prospectus under the caption “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of GBI); the Shares and the Exchange Shares have been duly and validly authorized for issuance and, when issued and delivered by GBI pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, the Prospectus and the Proxy Statement/Prospectus, will be duly and validly issued and fully paid and nonassessable and owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. Upon consummation of the Conversion, there will be no outstanding warrants or options to purchase any securities of GBI. The issuance of the Shares and the Exchange Shares is not subject to preemptive rights, except for the subscription rights with respect to the Shares granted pursuant to the Plan. The terms and provisions of the Shares and the Exchange Shares will conform in all material respects to the description thereof contained in the Prospectus and the Proxy Statement/Prospectus. Upon issuance of the Shares, good title thereto will be transferred from GBI to the purchasers thereof against payment therefor as set forth in the Plan, the Prospectus and the Proxy Statement/Prospectus, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

(x)	None of the GS Parties is or at the Closing Date will be (i) in violation of their respective articles of incorporation, charters, bylaws, or other governing documents, as applicable, or (ii) in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound, which would be reasonably expected to result in a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) violate or conflict with the articles, charter, bylaws or other governing documents of any of the GS Parties; (ii) conflict with, or constitute a breach of or default under, any material contract, lease or other instrument to which any of the GS Parties is a party or by which any of the properties of the GS Parties may be bound, or any applicable law, rule, regulation or order, except for such violations, conflicts, breaches or defaults which would not reasonably be expected to have a Material Adverse Effect; (iii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the GS Parties, except for such violations which would not be reasonably expected to have a Material Adverse Effect; or (iv) result in the creation of any lien, charge or encumbrance upon any property of the GS Parties, except for such liens, charges or encumbrances that would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(y)	All documents made available to or delivered or to be made available to or delivered by the GS Parties or their representatives in connection with the issuance and sale of the Shares, including records of account holders and depositors of the Bank, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the GS Parties or their representatives, to the knowledge of the GS Parties, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(z)	No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of any of the GS Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the GS Parties is a party or by which any of their property is bound or affected in any respect which, in any such case, would be reasonably expected to have a Material Adverse Effect, and such agreements are in full force and effect; and no other party to any such agreement has instituted or, to the knowledge of any of the GS Parties, threatened any action or proceeding wherein any of the GS Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the GS Parties, would be reasonably expected to have a Material Adverse Effect.

(aa)	The GS Parties have good and marketable title to all real property and good title to all other assets which are material to the businesses of the GS Parties, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus, the pledging of assets to secure advances from the FHLB-NY, or where the absence of good and marketable title, or good title, as the case may be, or the existence of such liens, charges, encumbrances, restrictions or other claims would not be reasonably expected to have a Material Adverse Effect; and all of the leases and subleases which are material to the businesses of the GS Parties, taken as a whole, including those described in the Registration Statement or Prospectus, are in full force and effect.

(bb)	The GS Parties are not in violation of any directive from the Federal Reserve, the Department or any other agency, to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Federal Reserve or the Department); the GS Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commission, Federal Reserve and the Department), except where the failure to so comply would not be reasonably expected to have a Material Adverse Effect, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of any of the GS Parties, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement by the GS Parties, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which might be reasonably expected to result in a Material Adverse Effect.

(cc)	The GS Parties have received an opinion of their special counsel, Kilpatrick Townsend & Stockton LLP (“KTS”), with respect to the federal income tax consequences of the Conversion and an opinion from Bonadio with respect to the New York income tax consequences of the Conversion; all material aspects of the opinions of KTS and Bonadio are accurately summarized in the Registration Statement and Prospectus, and the facts upon which such opinions are based are truthful, accurate and complete, and none of the GS Parties will intentionally take any action inconsistent therewith.

(dd)	The GS Parties have filed all required federal and state tax returns, paid all taxes that have become due and payable, except where permitted to be extended or where the failure to pay such taxes would not be reasonably expected to have a Material Adverse Effect, and made adequate reserves for similar future tax liabilities to the extent required by GAAP, and no deficiency has been asserted with respect thereto by any taxing authority. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the GS Parties or with the issuance or sale of the Shares by GBI.

(ee)	No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required by the GS Parties for the execution and delivery by the GS Parties of this Agreement, or the issuance of the Shares, except for the approvals of the Federal Reserve, the Department, and the Commission, such approvals as may be required under the rules of FINRA and the OTC Market, and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered.

(ff)	None of the GS Parties has: (i) issued any securities within the last 18 months except for (a) notes to evidence Bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, and (b) shares of Common Stock issued with respect to the initial capitalization of the Company; (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (iii) engaged any intermediary between the Agent and the GS Parties in connection with the Offering, and no person is being compensated in any manner for such services. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to GBI if all Shares are sold.

(gg)	To the knowledge of the GS Parties, the GS Parties have not made any payment of funds of the GS Parties as a loan to any person for the purchase of Shares, except for GBI’s loan to the ESOP, the proceeds of which may be used to purchase Shares, or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(hh)	The Bank is in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and all applicable regulations promulgated thereunder, and, except as disclosed in the Prospectus, there is no charge, investigation, action, suit or proceedings before any governmental authority pending or, to the knowledge of the Bank, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated hereunder.

(ii)	All Sales Information (as defined in Section 12(a)) used by GBI in connection with the Offering that is required by the Federal Reserve, the Department or the Commission to be filed has been filed with the Federal Reserve, the Department, or the Commission, as applicable.

(jj)	None of the GS Parties nor any properties owned or operated by any of them, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of any of the GS Parties, threatened relating to the liability of any property owned or operated by any of the GS Parties under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, whether by type or by quantity, including any material containing any such substance as a component.

(kk)	The GS Parties own, or have valid, binding, enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Prospectus (collectively, the “GS Parties’ Intellectual Property”). The GS Parties’ Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the GS Parties is unenforceable or invalid. To the GS Parties’ knowledge, no GS Party has infringed or otherwise violated any intellectual property rights of any third person nor is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with any of the GS Parties’ Intellectual Property. No person has asserted in writing, or to the GS Parties’ knowledge, threatened to assert any claim against, or notified, the GS Parties that (i) the GS Parties have infringed or otherwise violated any intellectual property rights of any third person, (ii) the GS Parties are in breach or default of any contract under which any of the GS Parties’ Intellectual Property is provided, (iii) such person will terminate a contract described in clause (ii) or adversely alter the scope of the rights provided thereunder or (iv) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any of the GS Parties’ Intellectual Property. To the knowledge of each GS Party, no third party is infringing or otherwise violating any of the GS Parties’ Intellectual Property.

(ll)	The GS Parties have not relied upon the Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(mm)	The records used by the GS Parties to determine the identity of Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members are accurate and complete in all material respects.

(nn)	None of the GS Parties is required to be registered as an investment company under the Investment Company Act of 1940.

(oo)	Any certificates signed by an officer of any of the GS Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the GS Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(pp)	No GS Party maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except as may be disclosed in the Registration Statement and the Prospectus. In addition, (i) the employee benefit plans, including any pension plans and employee welfare benefit plans, of the GS Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the GS Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the GS Parties and (iv) all Employee Plans of the GS Parties that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except, in each case as to subsections (i), (ii), (iii) and (iv), to the extent such noncompliance, reportable event or prohibited transaction would not be reasonably expected to have a Material Adverse Effect. There are no pending or, to the knowledge of the GS Parties, threatened, claims by or on behalf of any Employee Plan of the GS Parties, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(qq)	No GS Party, or, to the their knowledge, any director, officer, agent, employee or affiliate of any GS Party, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and GBI will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)	To the extent applicable, all disclosures contained in the Registration Statement and the Prospectus, including any documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act.

(ss)	As of the date hereof and as of the Closing Date, except as may be described in the Prospectus, no GS Party is subject to, or has received any notice that any of them may become subject or party to any cease-and-desist order, written agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or has adopted any board resolutions at the request of, any regulatory authority that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has any GS Party been advised by any regulatory authority that such regulatory authority is considering issuing or requesting any such Regulatory Agreement; provided, however, that notwithstanding anything to the contrary contained in this subsection (ss), the term “Regulatory Agreement” does not include any confidential supervisory information or communication (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 309.5(g)(8)) of a regulatory authority the disclosure of which would be prohibited by such regulatory authority.

(tt)	No GS Party nor any affiliate or person acting on its behalf has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in any unlawful stabilization or manipulation of the price of any security of the Company or GBI.

(uu)	No relationship, direct or indirect, exists between or among any GS Party, on the one hand, and the directors, officers, stockholders, customers or suppliers of such GS Party, on the other, that is required by the 1933 Act to be described in the Registration Statement or Prospectus and that is not so described.

(vv)	Except as described in the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s or GBI’s consolidated financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(ww)	The Company is, and GBI will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) applicable to them and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness.

(xx)	All of the loans represented as assets of the GS Parties in the Registration Statement or Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not be reasonably expected to have a Material Adverse Effect.

(yy)	To the GS Parties’ knowledge, there are no affiliations or associations between the Agent and any of the GS Parties’ officers or directors.

(zz)	The Company has taken all actions necessary to obtain at the Closing Date a blue sky memorandum from KTS.

Section 7. Representations and Warranties of the Agent. The Agent represents and warrants to the GS Parties that:

(a)	The Agent is a corporation validly existing in good standing under the laws of the State of New York and licensed to conduct business in the State of New York and all states in which the Shares will be offered for sale with full power and authority to provide the services to be furnished to the GS Parties hereunder.

(b)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 12 and 13 hereof may, with respect to the Agent, be unenforceable as against public policy).

(c)	Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by GBI in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(d)	The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Certificate of Incorporation or Bylaws of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(e)	No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f)	No action, suit, charge or proceeding before the Commission, FINRA, any state securities commission or any court is pending or, to the knowledge of Agent, threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

Section 8. Covenants of the GS Parties.

The GS Parties hereby jointly and severally covenant with the Agent as follows:

(a)	GBI will not, at any time after the date the Registration Statement is initially filed, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel a reasonable opportunity to review and comment on such amendment or supplement. GBI will furnish promptly to the Agent and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and GBI’s responses thereto.

(b)	GBI represents and agrees that it has not made and, unless it obtains the prior written consent of the Agent (which consent shall not be unreasonable withheld, conditioned or delayed), will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC. Any such free writing prospectus consented to by GBI and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” GBI represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the SEC where required, legending and record keeping. GBI represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the SEC any electronic road show.

(c)	If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict in any material respect with the information contained in the Registration Statement or Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, GBI will promptly notify the Agent that any use of such Permitted Free Writing Prospectus may cease until it is amended or supplemented, and GBI will promptly amend or supplement such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)	The GS Parties will not, at any time after the date the Conversion Application, the Holding Company Application and the NY Applications are approved, file any amendment or supplement to the Conversion Application, the Holding Company Application and the NY Applications without providing the Agent and its counsel a reasonable opportunity to review and comment on the non-confidential portions of such amendment or supplement. The GS Parties will furnish promptly to the Agent and its counsel copies of all correspondence from the Federal Reserve, the Department and any other regulator with respect to the Conversion Application, the Holding Company Application and the NY Applications and the GS Parties’ non-confidential responses thereto.

(e)	The GS Parties will use their best efforts to cause the Federal Reserve to approve the Conversion Application and the Holding Company Application and the Department to approve the NY Applications, will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission, any post-approval amendment to the Conversion Application or the Holding Company Applications to be approved by the Federal Reserve and any post-approval amendment to the NY Application to be approved by the Department, and will promptly upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement has become effective; (ii) when the Conversion Application has been approved by the Federal Reserve; (iii) when the Holding Company Application has been approved by the Federal Reserve; (iv) when the NY Applications have been approved by the Department; (v) of the receipt of any comments from the Federal Reserve or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (vi) of any request by the Commission, the Federal Reserve, or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (vii) of the issuance by the Commission or the Federal Reserve, or any other governmental agency of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the GS Parties under the Conversion Regulations or other applicable law, or the threat of any such action; or (viii) of the issuance by the Commission or the Federal Reserve, or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose. The GS Parties will make every reasonable effort to prevent the issuance by the Commission, the Federal Reserve, or any other state authority of any order referred to in (vi) and (vii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(f)	GBI will make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of GBI and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations.

(g)	The GS Parties will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, as originally filed and each amendment thereto. Further, the GS Parties will deliver such additional copies of the Registration Statement to counsel to the Agent as may be required for any FINRA filings. The filing of the Registration Statement on the Commission’s EDGAR system shall constitute delivery for this purpose.

(h)	The GS Parties will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1933 Act Regulations, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act and the 1933 Act Regulations. GBI authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares in the Offering.

(i)	The GS Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby, imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), to be complied with prior to the Closing Date; and when the Prospectus is required to be delivered, the GS Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the Federal Reserve, the Conversion Regulations (except as modified or waived in writing by the Federal Reserve), the Commission, by applicable state law and regulations and by the 1933 Act and the 1933 Act Regulations, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(j)	GBI will file the Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the SEC’s close of business on the second business day following the date such Prospectus is first used.

(k)	During any period when the Prospectus is required to be delivered, each of the GS Parties will inform the Agent of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the GS Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the GS Parties will, at their expense, prepare, file with the Commission and the Federal Reserve, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (after a reasonable time for review by counsel for the Agent) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the GS Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

(l)	Pursuant to the terms of the Plan, GBI will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offering and sale or to exempt such Shares from registration and to exempt GBI and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that GBI shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salespersons or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, GBI will make and file such statements and reports as are required by the applicable regulatory authority in connection with such registration or qualification.

(m)	The GS Parties will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, any shares of their capital stock or securities convertible into or exercisable for shares of their capital stock, without the Agent’s prior written consent other than the Shares or in connection with any plan or arrangement described in the Prospectus, including existing stock benefit plans.

(n)	The GS Parties will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(o)	The GS Parties will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act and the 1933 Act Regulations, and the laws of any state in which the Shares are qualified for sale.

(p)	On or prior to the Closing Date, GBI shall register its Common Stock under Section 12(g) of the 1934 Act. GBI shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by applicable law.

(q)	During the period during which Shares are registered under the 1934 Act, GBI will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of GBI (including a consolidated balance sheet and statements of consolidated income, stockholders’ equity and cash flows of GBI and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act). During the period of three years from the date hereof, GBI will furnish to the Agent unless available on the Commission’s EDGAR system: (i) as soon as practicable after such information is publicly available, a copy of each report of GBI furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of GBI is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of GBI mailed to its stockholders or filed with the Commission, the Federal Reserve or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of GBI is listed or quoted, each press release, and material news items and additional documents and information with respect to GBI, the Bank as the Agent may reasonably request; and (iii) from time to time, such other non-confidential information concerning the GS Parties as the Agent may reasonably request.

(r)	The GS Parties will maintain appropriate arrangements for depositing with the Bank all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering, on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of GBI’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The GS Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the GS Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(s)	GBI will register as a savings and loan holding company under the HOLA.

(t)	The GS Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 5130 of FINRA.

(u)	Until the Closing Date, the GS Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Federal Reserve, and the Department.

(v)	The GS Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Federal Reserve, the Department, the Conversion Regulations, the Commission, the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with subsequent to the Closing Date. GBI will comply with all provisions of all undertakings contained in the Registration Statement.

(w)	The GS Parties will not amend the Plan without notifying the Agent prior thereto.

(x)	The GS Parties will take all actions necessary to ensure that, immediately upon completion of the sale by GBI of the Shares and the completion of certain transactions necessary to implement the Plan, all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed on the GS Parties by the Department, the Federal Reserve, the SEC, or any other governmental authority, if any, shall have been complied with by the GS Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(y)	GBI shall provide the Agent with any information necessary to allow the Agent to manage the allocation process in order to permit GBI to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

(z)	Prior to the Closing Date, the GS Parties will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(aa)	GBI will not deliver the Shares until the GS Parties have satisfied or caused to be satisfied each condition set forth in Section 11 hereof, unless such condition is waived in writing by the Agent.

(bb)	Prior to the Closing Date, the Plan shall have been approved by the members of the MHC and the stockholders of the Company, in accordance with the Plan and the Conversion Regulations and the applicable provisions, if any, of the charter and bylaws or other governing documents of the MHC and the Company, as applicable.

(cc)	Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the GS Parties will: (i) issue any securities or incur any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources disclosed in the Prospectus in the ordinary course of its business, or (ii) enter into any transaction which is material in light of the business and properties of the GS Parties, taken as a whole.

(dd)	The facts and representations provided to KTS by the GS Parties and upon which KTS will base its opinion under Section 11(c)(1) of this Agreement are and will be truthful, accurate and complete.

(ee)	The GS Parties will not distribute any offering material in connection with the Offering except for the Prospectus and the Sales Information (as defined in Section 12 hereof) that has been filed with the Registration Statement and the Conversion Application. The Sales Information will not conflict in any material respect with the information contained in the Prospectus.

(ff)	GBI will report the use of proceeds of the Offering in accordance with Rule 463 of the 1933 Act Regulations.

(gg)	Until the completion of all actions required in connection with the Conversion and this Agreement, the GS Parties will comply, and use its best efforts to cause its directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of federal and state securities laws and the rules and regulations thereunder.

(hh)	The GS Parties shall notify the Agent when subscription funds shall have been received for the minimum number of Shares set forth in the Prospectus.

Section 9. Covenants of the Agent. The Agent hereby covenants with the GS Parties as follows:

(a)	During the Offering, the Agent shall comply, in all material respects, with all requirements imposed upon it by the Federal Reserve and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations with respect to the Offering.

(b)	The Agent shall distribute the Prospectus in connection with the sales of the Common Stock in accordance with the Conversion Regulations, the 1933 Act and the 1933 Act Regulations.

Section 10. Payment of Expenses. Whether or not the Conversion is completed or the sale and issuance of the Shares by GBI is consummated, the GS Parties will pay for all their expenses incident to the performance of this Agreement customarily borne by issuers, including without limitation: (a) the preparation and filing of the Conversion Application, the Holding Company Application and the NY Applications; (b) the preparation and filing of the Registration Statement, (c) the printing, delivery and mailing of the Prospectus, and all documents related to the Offering and proxy solicitation; (d) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Company under the securities or blue sky laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (e) the filing fees of FINRA related to the Agent’s fairness filing under FINRA Rule 5310; (f) fees and expenses related to the preparation of the Appraisal; (g) fees and expenses related to auditing and accounting services; (h) expenses relating to advertising, temporary personnel, investor meetings and stock information center; (i) transfer agent fees and costs of preparation and distribution of stock certificates; and (j) any fees or expenses associated with quoting on the OTC Market. If the Agent incurs any expenses on behalf of the GS Parties, the GS Parties will pay or reimburse the Agent for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth above.

Section 11. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the GS Parties herein contained are, at and as of the commencement of the Offering and (except to the extent such representations and warranties speak as of an earlier date) at and as of the Closing Date, true and correct in all material respects (except to the extent such representations or warranties are qualified as to materiality, in which case they shall be true and correct in all respects), the condition that the GS Parties shall have performed, in all material respects, all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

(a)	At the Closing Date, the GS Parties shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the Federal Reserve, the Department and the Commission or any other government authority.

(b)	The Registration Statement shall have been declared effective by the Commission, the Conversion Application and Holding Company Application shall have been approved by the Federal Reserve and the NY Applications shall have been approved by the Department and, at the Closing Date, no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the GS Parties, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefor initiated or, to the knowledge of the GS Parties, threatened by the Federal Reserve, the Department, the Commission, or any other governmental authority. The Shares shall have been registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company.

(c)	At the Closing Date, the Agent shall have received:

(1)	The opinion, dated as of the Closing Date, of KTS, in form and substance satisfactory to the Agent and counsel for the Agent, to the effect as attached hereto as Exhibit A; and

(2)	The letter, dated as of the Closing Date, of KTS, in form and substance satisfactory to the Agent and counsel for the Agent, to the effect as set forth in the last paragraph of Exhibit A.

(d)	Concurrently with the execution of this Agreement, the Agent shall receive a letter from Bonadio, dated the date hereof and addressed to the Agent, such letter (i) confirming that Bonadio is a firm of independent registered public accountants within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that in the opinion of Bonadio, the Company’s consolidated financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related rules and regulations of the Commission thereunder; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a review (in accordance with Audit Standard No. 4105) of the latest available unaudited consolidated interim financial statements prepared by the Company, a reading of the minutes of the meetings of the Boards of Directors of the GS Parties and committees thereof and consultations with officers of the GS Parties responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited consolidated financial statements included in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) except as stated in such letter, during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), non-performing loans or special mention loans, accruing troubled debt restructured loans, or material decrease in the deposits, total assets or stockholders’ equity, or there was any change in common stock outstanding at the date of such letter as compared with amounts shown in the latest unaudited statement of condition or there was any material decrease in net income of the Company for the period commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus and ended not more than three business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (d), they have compared with the general accounting records of the Company and its subsidiaries, which are subject to the internal controls of the accounting system of the Company and its subsidiaries and other data prepared by the Company and its subsidiaries from their accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(e)	At the Closing Date, the Agent shall receive a letter from Bonadio, dated as of the Closing Date and addressed to the Agent, confirming the statements made by its letter delivered pursuant to subsection (d) of this Section 11, the “specified date” referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

(f)	At the Closing Date, counsel to the Agent shall have been furnished with such documents as counsel for the Agent may reasonably require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(g)	At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the GS Parties, dated the Closing Date, to the effect that:

(i)	they have examined the Registration Statement and at the time the Registration Statement became effective, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii)	there has not been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement and the Prospectus;

(iii)	the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date;

(iv)	the GS Parties have complied in all material respects with all material agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, including the conditions on their part contained in this Section 11;

(v)	no stop order has been issued or, to their knowledge, is threatened, by the Commission or any other governmental body;

(vi)	no order suspending the Offering, the Conversion, the acquisition of all outstanding capital stock of the Bank by GBI, or the effectiveness of the Registration Statement has been issued and to their knowledge, no proceedings for any such purpose have been initiated or threatened by the Federal Reserve, the Commission, the Department or any other federal or state authority;

(vii)	to their knowledge, no person has sought to obtain regulatory or judicial review of the action of the Federal Reserve in approving the Conversion Application and the Holding Company Application or to enjoin the Conversion;

(vii)	to their knowledge, no person has sought to obtain regulatory or judicial review of the action of the Department in approving the NY Applications or to enjoin the Conversion.

(h)	At the Closing Date, the Agent shall receive a letter from RP Financial, dated as of the Closing Date:

(i)	confirming that said firm is independent of the GS Parties and is experienced and expert in the area of corporate appraisals;

(ii)	stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations; and

(iii)	further stating that its opinion of the aggregate pro forma market value of the GBI expressed in the Appraisal as most recently updated, remains in effect.

(i)	None of the GS Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, otherwise than as set forth in the Registration Statement and Prospectus, that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(j)	Prior to and at the Closing Date, in the reasonable opinion of the Agent there shall have been no material adverse change in the consolidated financial condition or in the consolidated earnings or business of the Company from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein.

(k)	At or prior to the Closing Date, the Agent shall receive (i) a copy of the letter from the Federal Reserve approving the Conversion Application, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a copy of the letter from the Federal Reserve approving the Holding Company Application, (iv) a copy of the letter(s) from the Department approving the NY Applications, (v) a certificate from the FHLB-NY evidencing the Bank’s membership therein, and (vi) any other documents that Agent shall reasonably request.

(l)	Subsequent to the date hereof, there shall not have occurred any of the following:

(i)	a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”) or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or by order of the Commission or any other governmental authority other than temporary trading halts;

(ii)	a general moratorium on the operations of federally insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally insured financial institutions declared by either federal or state authorities; or

(iii)	a material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of which, in the reasonable judgment of the Agent, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

(m)	Prior to and at the Closing date, none of the GS Parties will have received from the Federal Reserve, the Department, or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent only if such it is not considered confidential supervisory information as defined in 12 C.F.R. §309.5(g)(8)).

(n)	All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent. Any certificate signed by an officer of a GS Party and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such GS Party, to the Agent as to the statements made therein.

(o)	A blue sky memorandum from KTS relating to the Offering, including Agent’s participation therein, shall have been furnished prior to the mailing of the Prospectus, to GBI with a copy thereof addressed to Agent or upon which KTS shall state the Agent may rely. The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

Section 12. Indemnification.

(a)	The GS Parties jointly and severally agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, and their respective partners, officers, directors, agents, attorneys, servants, employees, successors and assigns (each, a “Related Person”), against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agent or any of its Related Persons may suffer or to which the Agent or any of its Related Persons may become subject under all applicable federal and state laws or otherwise, and reasonably related to or arising out of the Conversion or the Offering or the engagement of the Agent pursuant to, or the performance by the Agent of, the services contemplated by this Agency Agreement, and to promptly reimburse the Agent or any of its Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel according to normal hourly rates) incurred by the Agent or any of its Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, expenses or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, or other instrument or document executed by any of the GS Parties or based upon written information supplied by any of the GS Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of any of the GS Parties with its consent or based upon information furnished by or on behalf of any of the GS Parties, in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records identifying the Eligible Account Holders and Supplemental Eligible Account Holders or Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with information furnished to the GS Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in such documents. As of the date of this Agreement, the only such information about the Agent provided for such use is contained in the Prospectus in the last sentence of the first paragraph under the caption “Market for the Common Stock” and under the captions “The Conversion and Stock Offering – Plan of Distribution; Selling Agent and Underwriter Compensation” and “The Conversion and Stock Offering – Records Management.” Provided further, that the GS Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result from material oral misstatements by the Agent to a purchaser or prospective purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, from actions taken or omitted to be taken by the Agent in bad faith, or from the Agent’s gross negligence or willful misconduct, and the Agent agrees to repay promptly to the GS Parties any amounts advanced to it by the GS Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(b)	The Agent agrees to indemnify and hold harmless the GS Parties and their Related Persons against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which the GS Parties or any of their Related Persons, may suffer or to which the GS Parties or any of their Related Persons, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the GS Parties and their Related Persons upon written demand for any reasonable expenses (including reasonable out-of-pocket expenses, fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent’s obligations under this Section 12(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the GS Parties by the Agent or its representatives (including counsel) expressly for use in such documents. As of the date of this Agreement, the only such information about the Agent provided for such use is contained in the Prospectus in the last sentence of the first paragraph under the caption “Market for the Common Stock” and under the captions “The Conversion and Stock Offering – Plan of Distribution; Selling Agent and Underwriter Compensation” and “The Conversion and Stock Offering – Records Management.”

(c)	Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 12, Section 13 or otherwise, unless the failure to give such notice promptly results in material prejudice to the indemnifying party. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any action, proceeding or suit, which settlement is effected without its prior written consent. Neither the GS Parties nor the Agent shall, without the written consent of the other, settle or compromise any claim against them or it based upon circumstances giving rise to an indemnification claim against the other party hereunder unless such settlement or compromise provides that the indemnified party shall be unconditionally and irrevocably released from all liability in respect to such claim.

(d)	The agreements contained in this Section 12 and the representations and warranties of the GS Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the GS Parties or any officers, directors, controlling persons, agents, attorneys, servants or employees of any of the GS Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. Notwithstanding the prior sentence, this Section 12 is subject to and limited by all applicable securities and banking laws and regulations including Section 23A and 23B of the Federal Reserve Act and Part 359 of the Regulations of the FDIC.

Section 13. Contribution.

(a)	In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 12 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the GS Parties or the Agent, the GS Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification (including any investigation, legal and other expenses incurred in connection therewith and any amount paid in settlement of any action, suit, or proceeding of any claims asserted, but after deducting any contribution received by the GS Parties or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) (“Agent’s Fees”), less any portion of Agent’s Fees paid by Agent to Selected Dealers, bears to the total proceeds received by the GS Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except Agent’s Fees and (ii) the GS Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 12 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits received by the GS Parties on the one hand and the Agent on the other from the Offering, but also the relative fault of the GS Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the GS Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, except Agent’s fees, net of all expenses of the Offering, received by the GS Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Selected Dealers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the GS Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The GS Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement, less the portion of such fees paid by the Agent to Selected Dealers. It is understood and agreed that the above-stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation.

(b)	The duties, obligations and liabilities of the GS Parties and the Agent under this Section 13 and under Section 12 shall be in addition to any duties, obligations and liabilities which the GS Parties and the Agent may otherwise have. For purposes of this Section 13, each of the Agent’s and the GS Parties’ officers, directors and controlling persons within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the GS Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 13, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 13. Notwithstanding anything to the contrary in this Agreement, none of the GS Parties shall provide any contribution under this Agreement to the extent prohibited by applicable securities and banking laws and regulations, including Section 23A and 23B of the Federal Reserve Act and Part 359 of the Regulations of the FDIC.

(c)	The agreements contained in this Section 13 and the representations and warranties of the GS Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the GS Parties or any officers, directors, controlling persons, agents, attorneys, servants or employees of any of the GS Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. Notwithstanding the prior sentence, this Section 13 is subject to and limited by all applicable securities and banking laws and regulations including Section 23A and 23B of the Federal Reserve Act and Part 359 of the Regulations of the FDIC.

Section 14. Survival.

(a)	All representations, warranties and indemnities and other statements contained in this Agreement, or contained in certificates of officers of the GS Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the GS Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the GS Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

(b)	The provisions of Paragraph 5 of the Financial Advisory Engagement Letter, “Additional Services,” shall survive the issuance of the Shares (but not any termination or cancellation of this Agreement) for a period of three years from the Closing Date, and any legal representative, successor or assign of the Agent and any of the GS Parties shall be entitled during such period to the benefit of the agreements contained therein.

Section 15. Termination.

(a)	Agent may terminate this Agreement by giving the notice indicated below in this Section 15 at any time after this Agreement becomes effective as follows:

(i)	In the event (a) the Plan is abandoned or terminated by the MHC or the Company; (b) GBI fails to consummate the sale of the minimum number of Shares by the date on which such sale must be completed, in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law; or (c) immediately prior to commencement of the Offering, the Agent terminates this relationship because such material adverse changes in the financial condition of the GS Parties or the prospective market for GBI’s Common Stock as in the Agent’s good faith opinion would make it inadvisable to proceed with the Offering, sale or delivery of the Shares, this Agreement shall terminate and the Bank shall refund to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest in accordance with Section 2 hereof, and any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 2, 4, 10, 12, 13 and 14 hereof.

(ii)	If any of the conditions specified in Section 11 hereof shall not have been fulfilled when and as required by this Agreement or waived in writing by the Agent, this Agreement and all of the Agent’s obligations hereunder may be canceled by the Agent by notifying GBI of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 4(a) and 10 (relating to the reimbursement of expenses) and Sections 12, 13 and 14 hereof.

(iii)	If Agent elects to terminate this Agreement as provided in this Section 15(a), GBI shall be notified by the Agent as provided in Section 16 hereof.

(iv)	If this Agreement is terminated in accordance with the provisions of this Section 15(a), the Agent shall retain the advisory and management fee paid to it pursuant to Section 4(a) and the GS Parties shall reimburse the Agent for any of its other actual, accountable, reasonable out-of-pocket expenses pursuant to Section 10, including, without limitation, communication, legal and travel expenses.

(b)	Either Agent or the GS Parties may terminate this Agreement in the event any of the GS Parties (in the event of a termination initiated by Agent) or Agent (in the event of a termination initiated by the GS Parties) is in material breach of the representations and warranties or covenants in this Agreement and such breach has not been cured within 15 days after the party initiating termination provides notice of such breach to the breaching party. If this Agreement is terminated by Agent under circumstances that would permit termination under Section 15(a) of this Agreement, then the provisions of Section 15(a) shall apply, regardless of whether this Agreement could also be terminated by Agent under this Section 15(b).

(c)	This Agreement may be terminated by the mutual written consent of the parties hereto.

Section 16. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or emailed and confirmed to Keefe, Bruyette & Woods, Inc., 70 West Madison Street, Suite 2401, Chicago, Illinois 60602, Attention: Patricia A. McJoynt (with a copy to Luse Gorman PC, 5335 Wisconsin Avenue, NW, Suite 780, Washington D.C. 20015, Attention: Victor L. Cangelosi, Esq. and to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Chief Counsel – Investment Banking), and, if sent to the GS Parties, shall be mailed, delivered or emailed and confirmed to GBI, the Company, the MHC and the Bank at Gouverneur Savings and Loan Association, 42 Church Street, Gouverneur, New York 13642, Attention: Charles C. Van Vleet, Jr., President and Chief Executive Officer (with a copy to Kilpatrick Townsend & Stockton LLP, 701 Pennsylvania Avenue, NW, Suite 200, Washington, DC 20004, Attention: Gary R. Bronstein, Esq. and Stephen F. Donahoe, Esq.).

Section 17. Parties. This Agreement shall inure to the benefit of and be binding upon the Agent and the GS Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 12 and 13 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties pertaining to the subject matter hereof, supersedes any prior Agreement among the parties (except for specific references to the Financial Advisory Engagement Letter in Section 14(b) hereof) and may not be varied except by a writing signed by all parties.

Section 18. Partial Invalidity. If any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 19. Construction. This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent federal law shall apply.

Section 20. Counterparts. This Agreement may be executed in separate counterparts and by facsimile or electronic delivery, including by e-mail delivery of a .pdf or scan of a manual signature, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

[Remainder of page intentionally blank. Signatures follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours,

Cambray Mutual Holding Company			Gouverneur Bancorp, Inc.
(a federal corporation)			(a federal corporation)

By	Its Authorized	By	Its Authorized
	Representative:		Representative:

Name: Charles C. Van Vleet, Jr.			Name: Charles C. Van Vleet, Jr.
Title: President and Chief Executive Officer			Title: President and Chief Executive Officer

Gouverneur Savings and Loan Association			Gouverneur Bancorp, Inc.
(a New York savings and loan association)			(a Maryland corporation)

By	Its Authorized	By	Its Authorized
	Representative:		Representative:

Name: Charles C. Van Vleet, Jr.			Name: Charles C. Van Vleet, Jr.
Title: President and Chief Executive Officer			Title: President and Chief Executive Officer

Accepted as of the date first above written

Keefe, Bruyette & Woods, Inc.

By Its Authorized Representative

Name: Patricia A. McJoynt
Title: Managing Director

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